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                                                                  EXHIBIT 10.24





MPTV, Inc.
3 Civic Plaza, Suite #210
Newport Beach, CA 92660
Phone: (714) 760-6747
FAX:   (714) 760-6825



October 26, 1995


Mr. Ron Hall
SWISHER & HALL, ARCHITECTS
2801 North Tenaya Way, Suite C
Las Vegas, Nevada 89128

RE:             ISSUANCE OF STOCK

Dear Mr. Hall:

This letter will confirm our arrangement with respect to the issuance to you ("Holder") of shares of common stock, $0.05 par value per share (the "Common Stock") of MPTV, Inc., a Nevada corporation ("MPTV"), pursuant to the terms and conditions set forth below.

    1 . ISSUANCE OF COMMON STOCK. MPTV, Inc. hereby agrees to issue to you, concurrent with your executions of this letter agreement, an aggregate of 170,000 shares of its Common Stock (the "Shares"). In consideration for your receipt of said Shares, you hereby agree to forgive (subject to the terms and conditions set forth herein) that certain debt, in the approximate amount of $30,000 owed to you by MPTV, Inc. for certain architectural services rendered for MPTV's Lake Tropicana Resort, 303 East Harmon Avenue, Las Vegas, Nevada, (the "Resort") pursuant to the term and conditions of that certain Agreement dated February 2, 1994, by and between MPTV and you (the "Agreement).

    2. DEFICIENCY RIGHTS. In the event that you do not receive proceeds, net of brokers' commissions, from the sale of the Shares equal to or in excess of the sum of $30,000, the Company will pay to you, upon request, the amount of the deficiency. You agree to use all reasonable efforts to realize the maximum amount from the sale of the Shares.

    3. PRESERVATION OF LIEN RIGHTS. The parties hereto agree that the issuance of the Shares under this letter agreement shall not be deemed to act as satisfaction or waiver of the above referenced debt until the Shares are sold and any deficiency pursuant to Section 2 hereof is paid in full, and Holder shall be entitled to maintain whatever lien rights it may otherwise have with respect to the architectural services performed for the Resort.

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Mr. Ron Hall
SWISHER & HALL, ARCHITECTS
October 26, 1995
Page two.

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    4.   PAYMENT TO SUBCONTRACTORS.  You agree to pay any and all your subcontractors, within ten (10) day of your receipt of the proceeds from the sale of the Shares, the respective amounts owned to said subcontractors with respect to the Resort. You also agree to immediately obtain releases for any and all liens placed by said subcontractors on the Resort prior to the date hereof, and to protect and hold the Company free and harmless from and against any and all liens and claims for labor, materials, services or appliances furnished or used in connection with said work performed at the Resort.

    5. REGISTRATION OF SHARES. MPTV hereby represents that the Shares are being issued pursuant to a Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on August 22, 1994. All fees of such registration, other than customary brokers' commissions and expenses of counsel for Holder, if desired, shall be borne by MPTV. Holder hereby agrees to supply MPTV with such information with respect to Holder as may reasonably be requested by MPTV in order to effect said registration.

    6. RECEIPT OF MPTV DISCLOSURE DOCUMENTS. Holder hereby acknowledges receipt of a copy of MPTV's Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Reports on Form 10-QSB for the quarter ended June 30, 1995. Holder hereby acknowledges that it has relied upon said disclosure documents, and upon no other documents and/or representations, whether written or oral, from either MPTV or its officers, directors, shareholders, affiliates or agents, in making the determination to purchase the Shares.

    7. MISCELLANEOUS. This letter agreement or any right hereunder may not be assigned by any party without the express written approval of the other party. Any notice or other communication required or permitted to be given by any party under this letter agreement shall be given in writing by first-class mail or via courier or telecopier, addressed to each respective party at its principal place of business. No waiver of any kind under this Letter Agreement shall be deemed effective unless in writing, signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform under this Letter Agreement shall be deemed to be a waiver or authorization of any other breach or failure to perform or of any other right arising under this Letter Agreement. If any provision of the Letter Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such



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Mr.  Ron Hall
SWISHER & HALL, ARCHITECTS
October 26, 1995
Page three.

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jurisdiction.  This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

This Letter Agreement and the Agreement constitute the entire understanding and Agreement of the parties hereto with respect to the matters described herein and supersede all prior Agreements or understandings, written or oral, between the parties with respect thereto. Except as amended by this Letter Agreement, the Agreement shall remain unchanged and in full force and effect. Neither this Letter Agreement or any provision hereof may be amended or waived, except by an instrument in writing executed by all parties. This Letter Agreement shall be binding upon and inure to the benefit of the successors of the respective parties hereto.
Please signify your acceptance of, and agreement with, the terms and conditions of the Agreement by signing the Acknowledgement set forth below.

Very truly yours,

MPTV, Inc.



By: /s/ James C.  Vellema
     -----------------------------------
    James C.  Vellema, Chairman/CEO



ACKNOWLEDGEMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES WITH THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT.

SWISHER & HALL



By: /s/ Ron Hall
     -----------------------------------
    Ron Hall, Vice President

Dated:10/30, 1995.

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